Exhibit 99.1

EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Class A common stock, $0.001 par value per share, of Zeta Global Holdings Corp., and further agree that this Joint Filing Agreement shall be included as an exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13G and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of February 14, 2022.

Date: February 14, 2022	GPI CAPITAL GEMINI HOLDCO LP

	By:	GPI GP LP, its general partner
	By:	GPI GP Limited, its general partner
	By:	GPI Capital, LLC, its sole member

		By:	/s/ Mateo Goldman
Name: Mateo Goldman
Title: Authorized Signatory

GPI CAPITAL, L.P.

	By:	GPI Capital, LLC, its general partner

		By:	/s/ Mateo Goldman
Name: Mateo Goldman
Title: Authorized Signatory

GPI GP LP

	By:	By GPI GP Limited, its general partner
	By:	GPI Capital, LLC, its sole member

		By:	/s/ Mateo Goldman
Name: Mateo Goldman
Title: Authorized Signatory

GPI GP LIMITED

	By:	GPI Capital, LLC, its sole member

		By:	/s/ Mateo Goldman
Name: Mateo Goldman
Title: Authorized Signatory

GPI CAPITAL, LLC

By:	/s/ Mateo Goldman
Name: Mateo Goldman
Title: Authorized Signatory

WILLIAM T. ROYAN
/s/ William T. Royan
William T. Royan

KHAI HA

/s/ Khai Ha
Khai Ha

ALEKSANDER MIGON
/s/ Aleksander Migon
Aleksander Migon